SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                             Date of reported event:
                                 August 20, 2003

                              CITA BIOMEDICAL, INC.

             (Exact name of registrant as specified in its charter)

              Delaware                          93-0962072
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(State or other jurisdiction of    (I.R.S. Employer Identification No.)
incorporation or organization)

                           20 East Main Street, No. 46
               (Address of principal executive offices) (Zip code)

                                  (408-354-1999)
              (Registrant's telephone number, including area code)


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              (Former name, former address and former fiscal year,
                         if changed since last report.)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

CITA Biomedical, Inc. ("CITA") was unable to repay the three hundred thousand dollar loan ($300,000.00) loan from Reserva, LLC, previously disclosed in the Company's March 10, 2003, Form 8-K filing. On August 20, 2003, Reserva, LLC foreclosed on its security interest in accordance with the Promissory Note, Guarantee and Security Agreement attached as exhibits to the prior Form 8-K. The Company and its subsidiary CITA Americas, Inc. entered into a Consent to Foreclosure and General Release with Reserva, LLC (attached hereto as exhibit to this form 8-K). The aforementioned exhibit explains in detail the terms and conditions of the agreement.

All of the collateral pledged by the Company to secure the loan, including all the rights in intellectual property and virtually all other personal property of the Company was sold at the foreclosure sale. As a result of the foreclosure, the Company has virtually no remaining operating assets.

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This release contains projections and other forward-looking statements regarding future events and the future financial performance of CITA that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to the documents filed by CITA with the SEC, specifically the most recent reports on Form 10-KSB and 10-QSB, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in CITA's most recent reports on Form 10-KSB and Form 10-QSB, each as it may be amended from time to time. CITA's results of operations for the year ended December 31, 2002 are not necessarily indicative of CITA's operating results for future periods.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS. None required.

EXHIBITS

99.1     Consent to Foreclosure and General Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CITA BIOMEDICAL, INC.

Dated: August 20, 2003                               By: /s/ Joseph Dunn
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